UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2022 (January 31, 2022)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or bylaws: Change in Fiscal Year.

On September 27, 2021, SRAX, Inc. (“Company”) issued 36,412,417 shares of Series A Non-voting Preferred Stock (“Series A Stock”) as a dividend to holders of its (i) Class A common stock (“Common Stock”), (ii) certain warrants to purchase Common Stock, and (iii) the Company’s original issue discount senior convertible debentures. The Company’s certificate of designation of preferences, rights and limitations of Series A Non-Voting Preferred Stock (the “COD”) authorized the issuance of up to 36,412,417 shares of Series A Stock. As a result of an oversight, the Company determined that a holder of a warrant to purchase 50,000 shares of Common Stock (the “Warrant Holder”) that had a contractual right to receive the Series A Stock dividend was not included in such dividend. As a result, on December 23, 2021, the Company issued an additional 50,000 shares of Series A Stock to such Warrant Holder (the “Putative Issuance”). As a result of the Putative Issuance, the Company exceeded its authorized shares of Series A Stock by 50,000 shares in excess of what was authorized under the COD.

Pursuant to Section 204 of the Delaware General Corporation Law (“DGCL”), the Company’s Board of Directors (“Board”) adopted a resolution ratifying the Putative Issuance on January 24, 2022. On January 31, 2022, the Company filed a Certificate of Validation (the “Validation Certificate”) and a Certificate of Increase of the COD (“Certificate of Increase”) with the Secretary of State of the State of Delaware (“Delaware SOS”) approving the Putative Issuance and authorizing an increase of 50,000 shares of Series A Stock, or an aggregate of 36,462,417 shares of Series A Stock effective as of December 23, 2021, the date such Putative Issuance occurred.

A copy of the Validation Certificate and Certificate of Increase, as filed, are attached to this Current Report on Form 8-K as Exhibit 3.01(i) and are incorporated herein by reference in their entirety.

The Validation Certificate and Certificate of Increase have been filed, but not yet approved by the Delaware SOS. There is no guarantee that the Validation Certificate or Certificate of Increase will be approved. In the event that Company is required by the Delaware SOS to amend either the Validation Certificate or Certificate of Increase, or is required to include any additional document, an amendment to this Current Report on Form 8-K will be filed with the Securities and Exchange Commission (“SEC”) disclosing such amendment as applicable.

Item 8.01 Other Items

Stockholder Notice.

Pursuant to Section 204(g) of the DGCL, the Company is required to send all of our current stockholders and stockholders as of the day of the Putative Issuance (including the party that received the Putative Issuance), the resolutions adopted by the Board ratifying the Putative Issuance within sixty (60) days of such resolutions, which occurred on January 24, 2022 (the “Notice”). Section 204(g) of the DGCL authorizes the Company, as a company with a class of stock listed on a national securities exchange, to provide such Notice in a document publicly filed by the Company with the SEC pursuant to §13, §14 or §15(d) (15 U.S.C. §78m, §77n or §78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations.

Accordingly, a copy of the Notice is attached to this Current Report on Form 8-K as Exhibit 99.01 and is incorporated herein by reference in its entirety.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the consummation of the proposed transactions, and other statements that are not historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “will,” and similar expressions and their variants. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the approval of the Certificate of Validation and Certificate of Increase both filed with the Delaware SOS.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.01(i)	Certificate of Validation and Certificate of Increase filed on January 31, 2022
99.01	Stockholder Notice
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 2, 2022	SRAX, Inc.

/s/ Christopher Miglino
By: Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01(i)	Certificate of Validation and Certificate of Increase filed on January 31, 2022
99.01	Stockholder Notice
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)